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                                SEACOR SMIT INC.
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
                                                                 PRESS RELEASE


                    SEACOR ANNOUNCES THAT ISS NOW RECOMMENDS
                        APPROVAL OF SHARE INCENTIVE PLAN

HOUSTON, TEXAS
May 12, 2003



FOR IMMEDIATE RELEASE - SEACOR SMIT Inc. (NYSE:CKH) announced that Institutional Shareholders Services (ISS) amended its recommendation relating to voting at the Company's 2003 Annual Meeting of Stockholders, scheduled for Wednesday May 14, 2003. On Monday, May 12, ISS distributed to its clients a "Proxy Alert" recommending a vote "FOR" the SEACOR SMIT Inc. 2003 Share Incentive Plan, a change from its prior recommendation.

The change in ISS's voting recommendation comes in response to a letter sent from the Company to ISS on May 9, 2003. In its letter, SEACOR indicated it would not reprice options issued under the Plan without prior stockholder approval and expressed the Company's intention to amend the 2003 Share Incentive Plan to such effect.

SEACOR and its subsidiaries are engaged in the operation of a diversified fleet of offshore support vessels that service oil and gas exploration and development activities in the U.S. Gulf of Mexico, the North Sea, West Africa, Asia, Latin America and other international regions. Other business activities include environmental services, inland river operations and helicopter transportation services to the oil and gas industry mainly in the U.S. Gulf of Mexico.


This release includes "forward-looking statements" as described in the Private Securities Litigation Reform Act of 1995. Statements herein that describe the Company's expectations, strategic objectives, business prospects, anticipated economic performance and financial condition and other similar matters involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of results to differ materially from any future results, performance or achievements discussed or implied by such forward-looking statements. Such risks, uncertainties and other important factors include, among others: general economic and business conditions, the cyclical nature of our business, adequacy of insurance coverage, currency exchange fluctuations, changes in foreign political, military and economic conditions, the ongoing need to replace aging vessels, dependence of spill response revenue on the number and size of spills and upon continuing government regulation in this area and our ability to comply with such regulation and other governmental regulation, industry fleet capacity, changes in foreign and domestic oil and gas exploration and production activity, competition, regulatory initiatives, customer preferences, marine-related risks, effects of adverse weather conditions and seasonality on the Company's offshore aviation business, helicopter related risks, effects of adverse weather and river conditions and seasonality on inland river operations, the level of grain export volume, variability in freight rates for inland river barges and various other matters, many of which are beyond the Company's control and other factors. The words "estimate," "project," "intend," "believe," "plan" and similar expressions are intended to identify forward-looking statements. Forward-looking statements included in this release speak only as of the date of this release and SEACOR disclaims any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in our expectations or any change in events, conditions, or circumstances on which the forward-looking statement is based. The forward-looking statements in this release should be evaluated together with the many uncertainties that affect our businesses, particularly those mentioned under "Forward-Looking Statements" in
Item 7 of our Form 10-K and SEACOR's periodic reporting on Form 10-Q and Form 8-K (if any), which we incorporate by reference.

For additional information, contact Randall Blank, Executive Vice President and Chief Financial Officer, at (281) 899-4800 or (212) 307-6633 or visit SEACOR's website at www.seacorsmit.com.